Exhibit 99.1

Groupon names Rich Williams as Chief Operating Officer

Also announces CFO Jason Child will step down; Announces increased stock repurchase authorization

CHICAGO — Groupon today announced it has named Rich Williams as Chief Operating Officer to oversee its global businesses and operations. Williams currently serves as President of North America and will continue in that capacity while adding responsibility for Groupon’s international regions.

“Rich has been integral in steering our North American local business to three consecutive quarters of double-digit growth and helping to lead Groupon’s transformation to a mobile commerce marketplace,” said CEO Eric Lefkofsky. “As North America continues to be the leading edge of our tools, systems and processes, Rich is perfectly positioned to bring that operational leverage to our international markets.”

The leadership teams for EMEA, Rest of World and Global Operations will report to Williams, in addition to his current team.

“Two of Groupon’s biggest advantages are our connection to local merchants and customers and our strong operational team around the globe,” said Williams. “I look forward to continuing the progress we’ve made and bringing the advantages that have helped scale our North American business to our global operations.”

Williams joined Groupon in 2011, first serving as Groupon’s Chief Marketing Officer. Throughout his 20-year career, he has overseen some of the largest online marketing programs in the world and the analytics and technology that power them. Prior to joining Groupon, he held a variety of marketing and leadership roles at Amazon and Experian.

Groupon also announced that Chief Financial Officer Jason Child will be leaving the company at the end of July to relocate to the west coast.

“Jason has done a tremendous job of helping lead Groupon through one of the most explosive periods of growth any company has ever experienced,” Lefkofsky said. “We wish him the very best in his next venture.”

Brian Kayman, VP of Tax and Treasury, will serve as interim CFO effective immediately while the Board of Directors selects a permanent replacement. Chief Accounting Officer Brian Stevens will continue to oversee the company’s accounting and financial reporting.

The company also announced its Board of Directors has approved a $200 million increase to its previously announced $300 million share repurchase program. The additional authorization will commence immediately and continue through August of 2017. Share repurchases are subject to market conditions and other factors.

The company’s guidance for the second quarter and full year 2015 remains unchanged.

About Groupon

Groupon (NASDAQ: GRPN) is a global leader of local commerce and the place you start when you want to buy just about anything, anytime, anywhere. By leveraging the company’s global relationships and scale, Groupon offers consumers a vast marketplace of unbeatable deals all over the world. Shoppers discover the best a city has to offer on the web or on mobile with Groupon Local, enjoy vacations with Groupon Getaways, and find a curated selection of electronics, fashion, home furnishings and more with Groupon Goods.

Groupon is redefining how traditional small businesses attract, retain and interact with customers by providing merchants with a suite of products and services, including customizable deal campaigns, credit card payment processing capabilities, and point-of-sale solutions that help businesses grow and operate more effectively. To search for great deals or subscribe to Groupon emails, visit www.Groupon.com. To download Groupon’s top-rated mobile apps, visit www.groupon.com/mobile. To learn more about the company’s merchant solutions and how to work with Groupon, visit www.GrouponWorks.com.

Forward-Looking Statements

This announcement contains forward-looking statements that involve risks and uncertainties, and actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, the factors included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company’s Investor Relations web site at http://investor.groupon.com or the SEC’s web site at www.sec.gov.

You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither Groupon nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Groupon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in our expectations.